Exhibit 10.1
CONSENT AND FIFTH AMENDMENT
CONSENT AND FIFTH AMENDMENT (this “Consent and Fifth Amendment”), dated as of September __, 2020, by and among GP STRATEGIES CORPORATION, a Delaware corporation (the “Parent”), GENERAL PHYSICS (UK) LTD., a company organized and existing under the law of England and Wales with company number 03424328 (“General Physics UK”), GP STRATEGIES HOLDINGS LIMITED, a company organized and existing under the law of England and Wales with company number 06340333 (“GP Holdings UK”), GP STRATEGIES LIMITED, a company organized and existing under the law of England and Wales with company number 08003789 (“GP Strategies Limited”), GP STRATEGIES TRAINING LIMITED, a company organized and existing under the law of England and Wales with company number 08003851 (“GP Strategies Training UK”), TTI GLOBAL, INC., a Michigan corporation (“TTI Global”; together with the Parent, General Physics UK, GP Holdings UK, GP Strategies Limited and GP Strategies Training UK, each a “Borrower” and collectively, the “Borrowers”), GP CANADA HOLDINGS CORPORATION, a Delaware corporation (the “Guarantor”; together with the Borrowers, each a “Loan Party” and collectively, the “Loan Parties”), the Lenders parties hereto, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (hereinafter referred to in such capacity as the “Administrative Agent”).
BACKGROUND
A.The Borrowers are parties to a Credit Agreement, dated as of November 30, 2018 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among the Borrowers, the Guarantor, the lenders party thereto (collectively, the “Lenders”) and the Administrative Agent;
B.The Guarantor is a party to the Continuing Agreement of Guaranty and Suretyship, dated as of November 30, 2018 (as amended, supplemented or otherwise modified, the “Guaranty Agreement”), in favor of the Administrative Agent pursuant to which, inter alia, the Guarantor guaranteed the payment and performance of the Obligations (as defined in the Credit Agreement); and
C.The Loan Parties have requested that the Lenders, to the extent necessary, (i) consent to the proposed transfer (the “Non-IC Axon Asset Transfer”) by GP Canada Co., a Nova Scotia unlimited company (“GP Canada Co.”), of certain assets to GP Strategies Canada ULC, a newly formed British Columbia unlimited liability company (“Newco”) which will be one hundred percent owned by GP Canada Co., and the subsequent Distribution of the Equity Interests in Newco by GP Canada Co. to the Guarantor and then by the Guarantor to the Parent (collectively, the “Newco Transfer”), (ii) amend Section 8.2.7 of the Credit Agreement [Disposition of Assets as Subsidiaries] to permit the proposed sale by the Parent of all of the issued and outstanding Equity Interests in the Guarantor and the other transactions described in the GP Canada Stock Purchase Agreement (as defined below), the transfer of the assets described on Schedule I hereto by the Parent to the Guarantor pursuant to the Assignment and Assumption Agreement (as defined in the GP Canada Stock Purchase Agreement) (the “GP Canada
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Transferred Assets”), the transfer of the intellectual property described on Schedule II hereto to GP Canada Co., the Guarantor or CM Canada Acquisitions, Inc., a Delaware corporation (the “GP Canada Buyer”), and (iii) release the Guarantor from its obligations under the Guaranty Agreement, the Collateral Documents and any other Loan Document and terminate and release the Liens in favor of the Administrative Agent under the Loan Documents in and to the assets of the Guarantor, including the stock or other equity interest issued by GP Canada Co. to the Guarantor, and the Lenders party hereto have agreed to such requests on and subject to the terms and conditions hereof.
NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Terms. Capitalized terms used herein (including in the Background section above) and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.
2.Consent.
i.To the extent necessary, the Administrative Agent and each of the Lenders party to this Consent and Fifth Amendment hereby consent to the Newco Transfer and hereby agree that the Newco Transfer shall be deemed permitted under the Credit Agreement, including under Section 8.2.7 of the Credit Agreement, provided that the Non-IC Axon Asset Transfer shall be made substantially in accordance with the Carve-Out Agreements (as defined in the GP Canada Stock Purchase Agreement).
ii.The consent provided in this Section 2 shall be effective only in the specific instance described in this Section and for the specific purpose set forth herein and shall not allow for any other departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall remain in full force and effect, and shall not, by course of dealing, implication or otherwise, (i) obligate the Lenders to waive or consent to any other like event, transaction or occurrence of any kind, in each case past, present or future, or (ii) reduce, restrict or in any way affect the discretion of the Lenders in considering any future consent requested by the Loan Parties.
3.Amendments; Further Consent. Effective as of the Fifth Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:
iii.Section 1.1 of the Credit Agreement shall be amended to insert in the appropriate alphabetical order the following new definitions:
GP Canada Purchased Shares shall mean the “Purchased Shares”, as defined in the GP Canada Stock Purchase Agreement.
GP Canada Sale shall mean the sale of all of the GP Canada Purchased Shares, the transfer of the assets described on Schedule I
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to the September 2020 Consent and Fifth Amendment to the Guarantor, the transfer of the intellectual property described on Schedule II to the September 2020 Consent and Fifth Amendment to CM Canada Acquisitions, Inc., a Delaware corporation (or an affiliate thereof), the Guarantor or GP Canada Co., a Nova Scotia unlimited company and the other transactions described in the GP Canada Stock Purchase Agreement, in each case substantially on the terms set forth in the GP Canada Stock Purchase Agreement.
GP Canada Stock Purchase Agreement shall mean that certain Stock Purchase Agreement among the Parent, the Guarantor, GP Canada Co., a Nova Scotia unlimited company, and CM Canada Acquisitions, Inc., a Delaware corporation, dated as of September 21, 2020, as amended, supplemented or otherwise modified, provided that any amendment, supplement or modification that is material and adverse to the Lenders shall require the consent of the Administrative Agent (which consent shall not be unreasonably withheld).
September 2020 Consent and Fifth Amendment shall mean the Consent and Fifth Amendment, dated as of September __, 2020, among the Loan Parties, the Lenders party thereto and the Administrative Agent.
iv.Section 8.2.7 of the Credit Agreement [Disposition of Assets or Subsidiaries] shall be amended by (i) deleting the word “and” at the end of clause (xv) thereof, (ii) renumbering clause (xvi) as clause (xvii) and restating such clause as set forth below and (iii) inserting in the proper numerical order a new clause (xvi) which shall read as set forth below:
(xvi) the GP Canada Sale; provided that the GP Canada Sale is consummated on or before November 2, 2020 (or such later date as the Administrative Agent may agree in its discretion), and the net proceeds of the GP Canada Sale (as calculated by the Parent in its reasonable discretion) shall be applied to prepay the Loans (but, for the avoidance of doubt, shall not reduce the Revolving Credit Commitments); and
(xvii) any Disposition, other than those specifically excepted pursuant to clauses (i) through (xvi) above, which results in after-tax net proceeds in an amount of less than $1,000,000 in the aggregate with all other sales, transfers, licenses or leases permitted under this clause (xvii) occurring from and after the Closing Date.
4.GP Canada Sale Releases. Effective as of the closing of the sale of all of the GP Canada Purchased Shares pursuant to the GP Canada Stock Purchase Agreement, without the
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further consent or action of any Persons (i) the Liens in favor of the Administrative Agent under the Loan Documents in and to the GP Canada Purchased Shares and the GP Canada Transferred Assets shall be automatically terminated, discharged and released, (ii) in accordance with Section 10.10 of the Credit Agreement, Section 21(b) of the Guaranty Agreement and Section 15(b) of the Security Agreement, the Guarantor shall be released from its obligations under the Guaranty Agreement, the Collateral Documents and any other Loan Document and the Liens in favor of the Administrative Agent under the Loan Documents in and to the assets of the Guarantor, including the stock or other equity interest issued by GP Canada Co. to the Guarantor, shall be automatically terminated, discharged and released and (iii) the Liens under the Loan Documents in favor of the Administrative Agent in and to the intellectual property described on Schedule II hereto owned by the Parent and transferred to GP Canada Co., the Guarantor or the GP Canada Buyer in connection with the sale of the GP Canada Purchased Shares (such intellectual property, the “Transferred IP”) shall be automatically terminated, discharged and released. In furtherance thereof, the Administrative Agent is hereby authorized, and the Administrative Agent hereby agrees, to take such action and execute such documents (in each case at the sole cost and expense of the Borrowers) as may be reasonably requested by the Borrowing Agent in connection with the termination and release of the Administrative Agent’s Liens under the Loan Documents on the GP Canada Purchased Shares and the GP Canada Transferred Assets, the assets of the Guarantor and the Transferred IP, including the execution and delivery of such terminations, releases and satisfactions as are necessary or reasonably requested by the Borrowing Agent to evidence the termination of such Liens of the Administrative Agent on the GP Canada Purchased Shares, the assets of the Guarantor and the Transferred IP, in each case on terms acceptable to the Administrative Agent in its reasonable discretion. With at least two (2) Business Days’ prior notice (by e-mail or otherwise) to the Administrative Agent (or its counsel) from the Borrowing Agent (or its counsel) of the date of the closing of the sale of all of the GP Canada Purchased Shares pursuant to the GP Canada Stock Purchase Agreement, the Administrative Agent shall deliver to the Borrowing Agent (or its designee) on the date of such closing the original stock certificates for the Guarantor and GP Canada Co. in the possession or under the control of the Administrative Agent, copies of which are attached hereto as Exhibit 4-1. Upon closing of the of GP Canada Sale, the GP Canada Buyer, the Guarantor, or their respective designees, shall be authorized to file the UCC-3 financing statements in the form attached hereto as Exhibit 4-2 to be filed in the office indicated therein in order to terminate the UCC-1 financing statements filed against the Guarantor in favor of the Administrative Agent to perfect the Administrative Agent’s Lien under the Loan Documents in the assets of the Guarantor (the “UCC Terminations”).
5.Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof:
v.The representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct (i) in the case of representations and warranties qualified by materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date hereof (except to the extent that such representations and warranties relate to an earlier date in which case such representations and warranties that expressly relate to an earlier date are true and correct, in the case of such representations and
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warranties qualified by materiality, in all respects, and otherwise in all material respects, as of such earlier date);
vi.This Consent and Fifth Amendment (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes the legal, valid and binding obligation of each Loan Party enforceable against such Loan Party in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity relating to enforceability (including laws or judicial decisions limiting the right to specific performance);
vii.The execution, delivery, and performance by each Loan Party of this Consent and Fifth Amendment are within each Loan Party’s company powers and have been duly authorized by all necessary company action.
viii.Neither the execution and delivery of this Consent and Fifth Amendment by the Loan Parties, nor compliance with the terms and provisions hereof by any of the Loan Parties will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, charter or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents);
ix.No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Consent and Fifth Amendment or the Credit Agreement (as amended hereby), other than those that have been obtained or made.
x.No Event of Default or Potential Default exists or is continuing or will exist after giving effect to this Consent and Fifth Amendment.
6.Conditions Precedent. This Consent and Fifth Amendment shall become effective on the date (the “Fifth Amendment Effective Date”) when each of following conditions precedent is satisfied:
xi.The Administrative Agent shall have received counterparts of this Consent and Fifth Amendment executed by the Loan Parties, the Administrative Agent and the Required Lenders; and
xii.The Administrative Agent shall have received, to the extent invoiced at least one (1) Business Day prior to the date of this Consent and Fifth Amendment, reimbursement of all reasonable fees and expenses of counsel to the Administrative Agent required to be paid or reimbursed by the Borrowers hereunder.
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7.Pledge of Shares of Newco. Within twenty (20) days after the consummation of the Newco Transfer (or such longer period as the Administrative Agent may permit) the Loan Parties shall comply with their obligations under Section 8.12 of the Credit Agreement with respect to the Equity Interests in Newco.
8.Affirmations.
xiii.Each Loan Party hereby: (i) ratifies and affirms all the provisions of the Credit Agreement and the other Loan Documents as modified hereby, (ii) agrees that (except as expressly set forth in this Consent and Fifth Amendment) the terms and conditions of the Credit Agreement and the other Loan Documents, including the security provisions set forth therein, shall remain unaltered and shall continue in full force and effect as modified hereby and that all of its obligations thereunder shall be valid and enforceable, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity relating to enforceability (including laws or judicial decisions limiting the right to specific performance), (iii) confirms, acknowledges and agrees that the Collateral Documents (A) extend to secure all indebtedness, obligations and liabilities to be paid, observed, performed and/or discharged thereunder notwithstanding the modifications to the Credit Agreement documented hereunder and (B) continue in full force and effect as a continuing security for all indebtedness, obligations and liabilities the payment, observance, performance and/or discharge of which is thereby expressed to be secured, (iv) affirms and agrees that this Consent and Fifth Amendment shall not constitute a novation, or complete or partial termination of the Obligations under the Credit Agreement and the other Loan Documents as in effect prior to the Fifth Amendment Effective Date, and (v) acknowledges and agrees that it has no defense, set-off, counterclaim or challenge against the payment of any sums owing under the Credit Agreement and the other Loan Documents or the enforcement of any of the terms or conditions thereof and agrees to be bound thereby and perform thereunder.
xiv.Without limiting the above, each Loan Party hereby acknowledges and confirms that the Collateral granted under the Credit Agreement and the Collateral Documents continues to secure the Obligations.
9.Ratification; References; No Waiver.
xv.Except as expressly amended by this Consent and Fifth Amendment, the Credit Agreement and the other Loan Documents shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms and, except as expressly provided herein, the execution, delivery and effectiveness of this Consent and Fifth Amendment shall neither operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents nor constitute a waiver of any Potential Default or Event of Default thereunder. On and after the Fifth Amendment Effective Date, all references in the Credit Agreement to “this Agreement,” “hereof,” “hereto”, “hereunder” or words of like import referring to the Credit Agreement shall mean and be deemed to be references to the Credit Agreement as modified hereby and all references in any of the
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Loan Documents to the Credit Agreement shall be deemed to be to the Credit Agreement as modified hereby.
xvi.On and after the Fifth Amendment Effective Date, this Consent and Fifth Amendment shall for all purposes constitute a Loan Document.
10.Release. Recognizing and in consideration of the Lenders' agreements set forth herein, each Loan Party hereby waives and releases the Administrative Agent, the Issuing Lender and the Lenders and each of their respective Affiliates and the officers, attorneys, agents, employees and advisors of such Persons and Affiliates (the “Released Parties”) from any and all losses, claims, damages, liabilities and related expenses of any kind or nature whatsoever and howsoever arising that such Loan Party ever had or now has against any of them through and including the Fifth Amendment Effective Date arising out of or relating to any acts or omissions with respect to this Consent and Fifth Amendment, the Credit Agreement, the other Loan Documents or the transactions contemplated hereby or thereby; provided, however, that no Released Party (as applicable) is released from its obligations under the Loan Documents as amended hereby.
11.Miscellaneous.
xvii.Counterparts. This Consent and Fifth Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Consent and Fifth Amendment by telecopy or email shall be effective as delivery of a manually executed counterpart of this Consent and Fifth Amendment.
xviii.Integration. This Consent and Fifth Amendment constitutes the sole agreement of the parties with respect to the transactions contemplated hereby and shall supersede all oral negotiations and the terms of prior writings with respect thereto.
xix.Severability. The provisions of this Consent and Fifth Amendment are intended to be severable. If any provision of this Consent and Fifth Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
xx.Headings. The headings used herein are included for convenience and shall not affect the interpretation of this Consent and Fifth Amendment.
xxi.Cost and Expenses. The Borrowers (subject, in the case of the Foreign Borrowers, to Section 2.1.3 of the Credit Agreement) agree to pay all of the Administrative Agent’s reasonable out-of-pocket fees and expenses incurred in connection with this Consent and Fifth Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent.
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xxii.Governing Law. This Consent and Fifth Amendment shall be deemed to be a contract governed by the Laws of the State of New York in accordance with Section 5-1401 of the New York General Obligations Law without regard to its conflict of laws principles that would require application of the laws of another jurisdiction.
xxiii.Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
xxiv.Incorporation by Reference. The provisions of Sections 1.2 and 11.11 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the Loan Parties, the Administrative Agent and the Required Lenders have caused this Consent and Fifth Amendment to be executed by their duly authorized officers as of the date first above written.
BORROWERS:

GP STRATEGIES CORPORATION

By:	/s/ Adam H. Stedham
Name:	Adam H. Stedham
Title:	Chief Executive Officer and President

EXECUTED as a deed, and delivered when dated, by GENERAL PHYSICS (UK) LTD. acting by a Director, (name)……Adam H. Stedham…………… in the presence of:	) ) ) ) )	(signed)………/s/Adam H. Stedham………… Director
Witness Signature Name Occupation Address		/s/ James L. Galante James L. Galante Attorney 11000 Broken Land Parkway, Suite 200 Columbia, MD 21044 USA

EXECUTED as a deed, and delivered when dated, by GP STRATEGIES HOLDINGS LIMITED acting by a Director, (name)……………Adam H. Stedham…..……… in the presence of:	) ) ) ) )	(signed)………/s/Adam H. Stedham………… Director
Witness Signature Name Occupation Address		/s/ James L. Galante James L. Galante Attorney 11000 Broken Land Parkway, Suite 200 Columbia, MD 21044 USA

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EXECUTED as a deed, and delivered when dated, by GP STRATEGIES LIMITED acting by a Director, (name)….....……Adam H. Stedham…………...................… in the presence of:	) ) ) ) )	(signed)………/s/Adam H. Stedham………… Director
Witness Signature Name Occupation Address		/s/ James L. Galante James L. Galante Attorney 11000 Broken Land Parkway, Suite 200 Columbia, MD 21044 USA

EXECUTED as a deed, and delivered when dated, by GP STRATEGIES TRAINING LIMITED acting by a Director, (name)…Adam H. Stedham………………………… in the presence of:	) ) ) ) )	(signed)………/s/Adam H. Stedham………… Director
Witness Signature Name Occupation Address		/s/ James L. Galante James L. Galante Attorney 11000 Broken Land Parkway, Suite 200 Columbia, MD 21044 USA

TTI GLOBAL, INC.

By:	/s/ Adam H. Stedham
Name:	Adam H. Stedham
Title:	President

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GUARANTORS:

GP CANADA HOLDINGS CORPORATION

By:	/s/ Adam H. Stedham
Name:	Adam H. Stedham
Title:	President

Lenders:
PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ Timothy M Naylon
Name:	Timothy M Naylon
Title:	Senior Vice President

WELLS FARGO BANK, N.A.

By:	/s/ Lynn S. Manthy
Name:	Lynn S. Manthy
Title:	Senior Vice President

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BANK OF MONTREAL

By:	/s/ Tom Woolgar
Name:	Tom Woolgar
Title:	Managing Director

BANK OF MONTREAL

By:	/s/ Scott Matthews
Name:	Scott Matthews
Title:	Managing Director

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HSBC BANK USA, N.A.

By:	/s/ Jamie Mariano
Name:	Jamie Mariano
Title:	Senior Vice President #21440

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SCHEDULE I
GP CANADA TRANSFERRED ASSETS TO BE RELEASED
1.    Employee Non-Disclosure Agreement, Assignment of Developments and Non-Solicitation Agreement dated January 24, 2011, by and between IC Axon Inc. and Jennifer Dolan.
2.    Employment Agreement dated September 9, 2013 by and between IC Acquisition Corporation and Scott Sauvé.
3.    Master Services Agreement by and between Merck Sharp & Dohme Corp. and GP Strategies.

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SCHEDULE II
(INTELLECTUAL PROPERTY TO BE RELEASED)

Trademarks

Mark	Owner	Reg. Number	Reg. Date	Jurisdiction
IC AXON	GP Strategies Corporation	4,414,727	10/8/2013	United States
I.C. AXON	GP Strategies Corporation	TMA714288	5/13/2008	Canada

Domain Names

Domain	Registrar	Owner	Expiration Date
ICAXON.BIZ	Network Solutions	GP Strategies Corporation	2021-11-06
ICAXON.CA	Network Solutions	GP Strategies Corporation	2021-02-12
ICAXON.COM	Network Solutions	GP Strategies Corporation	2021-02-20
ICAXON.INFO	Network Solutions	GP Strategies Corporation	2021-09-12
ICAXON.NET	Network Solutions	GP Strategies Corporation	2021-04-26
ICAXON.ORG	Network Solutions	GP Strategies Corporation	2021-09-12
ICAXON.US	Network Solutions	GP Strategies Corporation	2021-05-05
MYPATIENT.COM	Network Solutions	GP Strategies Corporation	2021-02-08
REVOLADEGATEWAY.COM	Network Solutions	GP Strategies Corporation	2020-12-19
TRIVIAMEDICA.COM	Network Solutions	GP Strategies Corporation	2020-11-02

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EXHIBIT 4-1
COPIES OF THE ORIGINAL STOCK CERTIFICATES OF GUARANTOR
AND GP CANADA CO.

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EXHIBIT 4-2
FORMS OF UCC-3 TERMINATION STATEMENT

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